UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________
FORM 8-K/A
_________________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2020
_________________________________
 Codexis, Inc.
(Exact name of registrant as specified in its charter)
_________________________________

Delaware	001-34705	71-0872999
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Penobscot Drive
Redwood City, CA 94063
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code (650) 421-8100
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading	Name of Each Exchange on Which Registered
Symbols(s)
Common Stock, par value $0.0001 per share	CDXS	The Nasdaq Global Select Market
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Explanatory Note
In accordance with Instruction No. 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A (the “Amendment Filing”) updates the disclosures made in the Current Report on Form 8-K filed by Codexis, Inc. (the “Company”) on August 5, 2020 (the “Original Filing”) as set forth below. Except as expressly set forth herein, this Amendment Filing does not amend, modify or update the disclosures contained in the Original Filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As reported in the Original Filing, on August 5, 2020, the Company appointed Jennifer Aaker, Ph.D. as a member of its board of directors (the “Board”).

On November 24, 2020, the Board appointed Dr. Aaker to the Nominating and Corporate Governance Committee of the Board (the “Committee”). The Board has determined that Dr. Aaker is independent as defined in Listing Rule 5605 of The Nasdaq Stock Market LLC for purposes of serving on the Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 24, 2020

CODEXIS, INC.

By:	/s/ Ross Taylor
Name:	Ross Taylor
Title:	Senior Vice President and Chief Financial Officer